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EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-80834 of Cendant Corporation on Form S-8 of our report dated June 23, 2000, appearing in this Annual Report on Form 11-K of Cendant Membership Services, Inc. Savings Incentive Plan for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
New York, New York

June 23, 2000